Acquisition Agreement


THIS AGREEMENT made effective the 15 th day of June, 2003.



BETWEEN

  Drucker, Inc., a business corporation duly incorporated and validly existing under the laws of the State of Delaware, with its business address at
               1 1035 Richards St., Vancouver, BC, Canada V6B 3E4
                                   ("Drucker")

                                                                         Party A
AND
                    Speed One Investment Limited, a business
                    corporation duly incorporated and validly
                  existing under the laws of the British Virgin
                                    Islands,
         with its registered office at East Asia Chambers, P.O.Box 901,
                   Road Town, Tortola, British Virgin Islands,
                                  ("Speed One")
                                       and
                  Beijing Beike Machinery Electronic Materials
                   Hightech Corporation A business corporation
                  duly incorporated and validly existing under
                   the laws of the People's Republic of China,
                      with its registered address at No.30,
                    Xueyuan Road, Haidian District, Beijing,
                                    PR China
                                ("BK Machinery")
                                                                         Party B



WHEREAS:

A. PARTY A is a business corporation whose common shares are traded Over the Counter Bulletin Board of NASD;

B. SPEED ONE is a business corporation incorporated under the laws of British Virgin Islands, which owns seventy-five percent (75%) of the shares and interest in the capital stock of Beijing Beike-Masic Automation Engineering Company Limited ("BK") specialized in industrial automation; and

C. BK Machinery is a business corporation incorporated under the laws of the People's Republic of China ("PRC"), which owns 25% of the shares and interest in the capital stock of BK


NOW, THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the Parties, and intending to be legally bound, the Parties covenant and agree as follows:


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                                   Article One
                       Shares Exchange Between the Parties

1.1 Subject to the terms and conditions set forth herein, each of Speed One and BK Machinery agrees to transfer (the "Transfer") to Drucker all its equity, interest and shares in the capital stock of BK, in exchange for the common shares to be issued to Party B by Drucker as provided herein. For the avoidance of doubt, Speed One and BK Machinery are the lawful owners of all the equity and the issued and outstanding capital stocks of BK ("Transferred Shares"), at a 75% and 25% ratio respectively, and shall transfer all their respective equity and shares holdings to Drucker in accordance with this Agreement.

1.2      It is the express understanding between the Parties that

         (1) All the shares to be issued hereunder and the shares issued and outstanding of Party A shall be consolidated by 3 to 1, subject only to the approval of holders of a simple majority of shares of Party A. On the post-consolidation basis, the total number of all the shares issued and outstanding and shares reserved for warrants and options issued whether or not exercised immediately prior to the execution of this Agreement, would be 15,503,458.

         (2) The numbers of all shares issued and outstanding, and warrants and options issued immediately prior to the execution of this Agreement by Drucker are as follows:

                           common shares: 32,476,250, all in one class warrants: 11,084,124 options: 2,950,000

                  For greater certainty, no warrants or options have been exercised prior to the execution of this Agreement.

         (3) All warrants and options shall be adjusted as to price, and the number of shares exercisable shall be automatically adjusted in accordance with the ratio of the share consolidation.

         (4) The common shares to be issued to Party B under this Agreement shall exclude the finder's fees. The finder's fees shall be issued by Party A in addition to the common shares issued and/or to be issued to Party B.

         (5) All the shares, options and warrants issued prior to share consolidation shall, if calculated and issued on pre-consolidation basis, be consolidated by the same 3 to 1 ratio. The common shares to be issued subsequent to the share consolidation shall be issued on post-consolidation basis by the same ratio provided that these shares have not been consolidated previously.

         (6) The common shares to be issued to Party B hereunder upon shareholder approval of the share consolidation shall be issued on consolidated basis according to the same 3 to 1 ratio. For greater certainty, the common shares referred to in this paragraph shall be 25,173,600 as consolidated from 75,520,800 before consolidation.

1.3 The number of all shares to be issued to Party B pursuant to this Agreement is calculated on pre-consolidation basis. For greater certainty, these shares and their number shall be subject to the consolidation as provided herein.

1.4 PARTY A shall issue to Speed One and BK Machinery and/or their respective nominees a total of 93,020,800 common shares of PARTY A, calculated on pre-consolidation basis, in consideration for the

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

         Transferred Shares acquired from Speed One and BK Machinery. The first 17,500,000 common shares shall be issued upon the execution of this Agreement, and the balance being 75,520,800 shares shall be issued after the share consolidation receives shareholders approval and shall be issued on post consolidation basis by consolidating the 75,520,800 common shares by a 3 to 1 ratio.

1.5 Before and after the share consolidation as set forth herein, holder of each of the common shares issued hereunder to Party B and the common shares issued and outstanding immediately prior to the execution of this Agreement and held by shareholders other than Party B shall have one (1) vote in respect of the share with the same right and privilege amongst all the shareholders of Party A.

1.6 For the avoidance of doubt, the common shares to be issued to Party B under this Agreement shall be allotted and issued to Party B according to the following ratio:

         Speed One and/or its nominees: 75%
         BK Machinery and/or its nominees: 25%

1.7 It is the express understanding of the Parties hereto that, upon issuance of all the common shares hereunder, these shares shall exceed 2/3 of all the shares issued and outstanding including all options and warrants issued whether or not exercised or exercisable on the date on which these common shares are fully issued to Party B.

                                   Article Two
                        Directors and Authorized Capital

2.1 The current directors, except one (1), of Party A will tender, prior to closing, their resignations from the Board of Directors of Party A and all officers of Party A will tender resignation to resign from the posts they hold at Party A, effective on the date first above written. Despite such resignation, the directors in office shall appoint the following persons to be the new directors (the "New Directors"). Both resignation and appointment shall become effective on the date first above written:

                  LIU, Wei Zhang
                  HONG, Liang
                  GE, Liang Song
                  XIE, Ronald
                  SUN, Yi Kang
                  RINGMA, Nick

2.2 Party A hereby confirms that the number of the directors has been changed to seven (7) by the Board of Directors in accordance with the Certificate of Incorporation, By-Laws and the law of Delaware applicable thereto. The New Directors and the one (1) director continued from the current Board shall constitute the full Board as from the date first above written.

2.3 The total authorized capital of Party A shall not be affected in any way by any provision of this Agreement and shall remain as 50 million common shares, prior and subsequent to the execution of this Agreement.


                                  Article Three
                    Representations and Warranties of Party A

3.1 Party A represents and warrants to Party B that Party A is a corporation duly organized, validly existing and in good standing in all aspect under the laws of the State of Delaware and those of the

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

         United States applicable thereto, including without limitation to, the laws, regulations, rules, provisions and policies applicable to or in respect of the past and current compliance of Party A.

3.2 Party A represents and warrants that it is in good standing under the SEC and NASD rules and has been consistently in compliance with all SEC and NASD requirements for its common shares to be and continue to be traded over the counter of the Bulletin Board of NASD.

3.3 Party A represents and warrants that there is no action, claim, lawsuits pending or threatened against Party A. All debts, liabilities of Party A have been settled prior to closing. Since the last audited Financial Statements and the unaudited interim financial statements for the first quarter 2003, there has been no change in liabilities or debt or change in circumstances of Party A that has had or which Party A may expect to have material change or adverse effect on the business, affairs and assets of Party A.

3.4 Party A represents and warrants that it has not been the subject of investigation or any disciplinary action by the SEC or NASD for a minimum of three (3) years immediately prior to the execution of this Agreement.

3.5 PARTY A has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; all approval and consent required in respect of the transactions hereunder have been given to and obtained by PARTY A, and no further consent, approval or action or proceeding on the part of PARTY A, its shareholders or its directors is required; the execution, delivery and performance of this Agreement by PARTY A and its directors have been duly and validly approved by PARTY A, its directors and shareholders pursuant to the Certificate of Incorporation and By-Laws of Party A, save and except that the share consolidation will require the affirmative vote by holders of a simple majority of the shares issued and outstanding prior to such vote.

3.6 The execution, delivery and performance of this Agreement by PARTY A will not violate any laws, regulations, rules, provisions or policies, including without limitation, SEC and NASD rules, provisions and policies. Nothing contained and contemplated herein will adversely affect the current and post-transaction listing status and privileges of PARTY A's common shares traded Over the Counter Bulletin Board of NASD .

3.7 Party A represents and warrants that the approval of the share consolidation set forth herein requires an affirmative vote by holders of a simple majority shares. There has been no change, amendment, made or proposed to be made by the directors and/or shareholders of Party A, to the existing Incorporation Certificate, Articles of Association and/or By-Laws of Party A, which has had or may have the effect of increasing, decreasing or otherwise varying the simple majority vote requirement for shareholders approval of the share consolidation provided herein.

3.8 Since the last financial statements, ending on March 31, 2003, there has been no change in circumstances that has had or Party A may expect to have a material adverse effect on the assets, business and affairs of Party A.


                                  Article Four
                    Representations and Warranties of Party B

4.1 Speed One is a business corporation duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands. It owns and holds 75% of all the equity and shares in the capital stock of BK, a Chinese-foreign equity joint venture company organized under the laws of the People's Republic of China.

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

4.2 BK Machinery is a business corporation duly incorporated and validly existing and in good standing under the laws of the PRC. It owns and holds 25% of all the equity and shares in the capital stock of BK.

4.3 Each of Speed One and BK Machinery has the full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All approval, consent required in respect of the transaction hereunder have been given and have been obtained by Speed One and BK Machinery respectively. No further consent, approval or action or proceeding on the part of Speed One is required.

4.4 The transfer and assignment by each of Party B of the Transferred Shares shall in all aspects be considered as separate transfer and assignment.

4.5 Since December 31, 2002, BK's business has been operated substantially in accordance with all laws, rules, regulations, orders of competent regulatory authorities, and there has not been

        (1) any event or change in circumstances that has had, or which Party B or BK expects to have, a materials adverse effect on BK or its business;

        (2) any change in liabilities of BK that has had, or which Party B or BK may expect to have, a material effect on BK or its business;

        (3) any incidence, assumption or guarantee of any indebtedness of BK for borrowed money of BK;

        (4) any payments by BK in respect of any indebtedness of BK for borrowed money or in satisfaction of any liabilities of BK;

        (5) the creation, assumption or sufferance of the existence of any lien on any assets reflected on BK's Financial Statements;

        (6) any change by BK in its accounting principles, methods or practices in the manner it keeps its books and records;

        (7) any distribution, dividend or bonus by BK to any of its respec-tive officers, directors, stockholders or affiliates, or any of their respective affiliates or associates; and

        (8) any material capital expenditure or commitment by BK or material sale, assignment, transfer, lease or other disposition of or agreement to sell, assign, transfer, lease or otherwise dispose of any assets or property by BK other than in the ordinary course of business.

4.6 BK has the full corporate power and authority to carry on the business presently being carried on by it and as proposed to be carried on by it.

4.7 BK holds all licenses, IP, software program and permits as may be requisite for carrying on its business in the manner in which it has heretofore been carried on.

4.8 Since the last financial statements annexed hereto as Schedule I, there has been no change in circumstances which has had or which Party B may expect to have any adverse effect on the assets, business and affairs of Party B.

4.9 Schedule I annexed hereto are true and complete copies of the unaudited annual financial statements of BK for the years 2000 through to 2002,

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

         and the unaudited interim financial statements ending on April 30, 2003, all compiled in accordance with the Chinese Generally Accepted Accounting Practices consistently applied (Chinese GAAP). Party B shall prepare and provide Party A with audited financial statements for the last two years (2002 and 2001) in accordance with US GAAP as soon as practically possible for the purpose of filing with SEC.


                                  Article Five
                                    Covenants

5.1 This Agreement shall enter into force and be binding on the Parties as from the date first above written, save and except that the provisions in respect of share consolidation shall be subject to and conditional on the approval by the holders of a simple majority of the shares of Party A issued and outstanding on the record date set by the directors of Party A when calling the shareholders meeting to approve the share consolidation. For greater certainty, the requisite majority shares shall include the common shares issued to Party B pursuant to this Agreement.

5.2 Directors of Party A shall call such annual or special shareholder meeting on the first available date and as early as practically possible to approve the share consolidation. Consolidation shall be effected by a 3 to 1 ratio, which ratio shall apply to all shares issued and outstanding prior to the share consolidation and the warrants and options issued prior to the execution of this Agreement.

5.3 The shares issued to Party B under this Agreement, subsequent to share consolidation, shall exceed 2/3 of the total number of all the shares issued and outstanding including the shares issued hereunder and warrants and options whether or not exercised.

5.4 The Parties shall cooperate and work in good faith with each other to provide to each other with all information necessary to enable the Parties to complete their respective due diligence.

5.5 It is the express understanding and covenants between the Parties hereto that, in the event that Party A fails to obtain the shareholders approval for the share consolidation, SEC disapproves any part of the reverse take-over transaction, Party A fails to issue to Party B all the common shares to be issued to Party B hereunder, or for reasons beyond the control of any of the Parties the transactions under this Agreement can not be closed.

        (1) The transfer and assignment by Party B of the Transferred Shares shall be considered to have no force and effect as from the execution of this Agreement;

        (2) The New Directors appointed pursuant to this Agreement shall resign from the Board of Party A, and all common shares issued to Party B hereunder shall be returned to Party A for cancella-tion;

        (3) No Party shall be liable unless such Party is responsible, directly or indirectly, by act or omission, for Party A's failure to obtain shareholders approval as early as practically possible for the share consolidation; and

        (4) The finder's fees under this Agreement issued in common shares of Party A shall be returned to Party A for cancellation.

5.6 A finder's fee equal in amount to 7% of and in addition to the common shares issued to Party B under this Agreement shall be issued by Party A upon the shareholder approval of the share consolidation provided

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

         herein. The finder's fee shall be issued and calculated on post-consolidation basis. The consent for its issuance is hereby given by Party B.

5.7 Party B agree not to transfer the existing assets of Party A out of Canada for purposes not directly related to Party A.


                                   Article Six
                            Miscellaneous Provisions

6.1 This Agreement shall be governed by and construed in accordance with the laws of the British Columbia and those of Canada applicable thereto.

6.2 Any and all disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be first addressed through consultation and/or mediation. Disputes unresolved through consultation and mediation shall be referred to and finally resolved by arbitration under the Rules of and before the International Chamber of Commerce ("ICC") International Court of Arbitration in Vancouver, Canada, as those rules may be amended and replaced from time to time.

6.3 The arbitration tribunal shall consist of three (3) arbitrators to be named and appointed in accordance with the applicable rules of procedures of the ICC International Court of Arbitration. For the avoidance of doubt, each Party A and Party B shall have the right to name one (1) arbitrator and the chairman and the third arbitrator of the tribunal shall be appointed pursuant to the applicable rules of procedure. The final award of the arbitration tribunal shall be final and binding upon the Parties. The losing Party shall bear and reimburse the prevailing Party all costs and expenses associated with the preparation and prosecution of the arbitration and any enforcement proceedings, including attorney fees on solicitor-client basis, unless otherwise directed by the arbitration tribunal or court of competent jurisdiction.

6.4 Where the losing Party fails to comply with such order and award, the prevailing Party shall be free to apply to a court of competent jurisdiction for an order of enforcement or such other orders or relief as may be properly granted by the court.

6.5 Nothing contained herein will limit or prohibit the rights of either Party to apply to a court of competent jurisdiction for interim protection such as, by way of example, an interim injunction or order enforcing its rights hereunder in a court of competent jurisdiction, prior or subsequent to the arbitration.

6.6 No condoning, excusing or overlooking by a Party of any default, breach or non-observance by the other Party at any time or times in respect of any covenants, provisions, or conditions of this Agreement shall operate as a waiver of such Party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance, so as to defeat in any way the rights of such Party in respect of any such continuing or subsequent default or breach and no waiver shall be inferred from or implied by anything done or omitted by such Party in the absence of an express waiver in writing.

6.7 No amendment or other modification of this Agreement will be binding unless executed in writing by the Parties hereto. The Parties shall cooperate in order to comply with all legal and regulatory provisions required to maintain and continue the trading status of the common shares of Party A at NASD.


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6.8      This Agreement and everything contained herein will inure to the benefit of and be binding upon the Parties and their permitted successors and assigns.

6.9 This Agreement may be executed in counterparts and by facsimile transmission, each such counterpart together shall constitute a single instrument. Three (3) original copies of such counterparts executed by each Party shall be forth with delivered to all other Parties by registered express mail.

6.10 For all purposes, this Agreement shall be deemed to be signed and executed at Vancouver, British Columbia, Canada.

6.11     Schedules annexed hereto shall form an integral part of this Agreement.

6.12 This Agreement shall enter into force as of the date first above written.


IN WITNESS WHEREOF the Parties have duly executed this agreement.




THE COMMON SEAL of DRUCKER, INC.                          )
was hereto affixed in the presence of:                    )
                                                          )
----------------------------                              )
Authorised Signatory                                      )        c/s
                                                          )
                                                          )
----------------------------                              )
Authorised Signatory                                      )


THE COMMON SEAL of Speed One Investment                   )
Limited was) hereto affixed in the presence of:           )
                                                          )
                                                          )
----------------------------                              )        c/s
Authorised Signatory                                      )
                                                          )
                                                          )
----------------------------                              )
Authorised Signatory

                                                          )
THE COMMON SEAL of Beijing Beike                          )           c/s
Machinery Electronic Materials Hightech                   )
Corporation was hereto affixed in the presence            )
of:                                                       )
                                                          )
                                                          )
--------------------------                                )
Authorized Signatory                                      )
                                                          )
                                                          )
--------------------------
Authorized Signatory

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


SIGNED BEFORE ME BY THE AUTHORIZED REPRESENTATIVES OF DRUCKER, INC. REFERENCED ABOVE.




-----------------------
NAME:







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Schedule I

Unaudited Financial Statements of Beijing Beike-Masic Automation Engineering Company Limited


        1.       unaudited financial statements for the years 2000, 2001, 2002

        2.       unaudited interim financial statement ending on April 30, 2003





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